United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2010

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 7, 2010, Alloy Media, LLC (the “Company”), an indirect wholly-owned subsidiary of Alloy, Inc. (“Alloy”), sold to Acosta FrontLine, LLC, a wholly-owned subsidiary of Acosta, Inc., pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), substantially all of the assets of the Company used exclusively in the Company’s FrontLine Marketing division (“FrontLine”), for approximately $36.0 million in cash (the “Purchase Price”) together with certain liabilities associated with the FrontLine business, resulting in net cash proceeds to Alloy of approximately $32.9 million, excluding estimated tax. The Purchase Price is subject to adjustment based upon the final determination of the Company’s working capital as of June 7, 2010. The Purchase Agreement contains representations, warranties and indemnities that are customary in asset purchase transactions.

The description contained herein of the Purchase Agreement is qualified in its entirety by reference to the terms of such document, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

For the fiscal year ended January 31, 2010, FrontLine, part of the Alloy’s Media segment, had approximately $21.4 million in revenues with operating income of approximately $3.3 million. As a result of the sale of FrontLine, Alloy expects all future and historical results of FrontLine to be reported as discontinued operations in its financial statements beginning in the second quarter of the fiscal year ending January 31, 2011.

On June 8, 2010, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired

Not applicable

(b) Pro forma financial information

Pursuant to paragraph (b)(1) of Item 9.01 of Form 8-K, the Company is furnishing pro forma financial information as set forth in Exhibit 99.1.

(d)	Exhibits.

2.1 Asset Purchase Agreement dated as of June 7, 2010 by and among Acosta, Inc., Acosta FrontLine, LLC, Alloy Media, LLC and Alloy, Inc.

99.1 Alloy, Inc. unaudited pro forma Consolidated Balance Sheet as of January 31, 2010 and unaudited pro forma Consolidated Statements of Operations for the fiscal years ended January 31, 2010, January 31, 2009, and January 31, 2008.

99.2 Press release dated June 8, 2010 entitled “Alloy Sells its FrontLine Marketing Business to Acosta.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: June 8, 2010	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of June 7, 2010 by and among Acosta, Inc., Acosta FrontLine, LLC, Alloy Media, LLC and Alloy, Inc.

99.1	Alloy, Inc. unaudited pro forma Consolidated Balance Sheet as of January 31, 2010 and unaudited pro forma Consolidated Statements of Operations for the fiscal years ended January 31, 2010, January 31, 2009, and January 31, 2008.

99.2	Press release dated June 8, 2010 entitled “Alloy Sells its FrontLine Marketing Business to Acosta.”